The Money Store Residential Loan Notes	Record Date: 05/31/03
Series 1998-I	Determination Date: 06/11/03
Statement To Certificateholder	Distribution Date: 06/16/03
A

Original	Beginning	Current	Ending
Certificate	Certificate	Certificate	Realized	Total	Certificate
Class	Cusip	Rate	Balance	Balance	Interest	Principal	Loss	Distribution	Balance

A-1	60935FAP5	6.40500%	54,493,000.00	0.00	0.00	0.00	0.00	0.00	0.00
Factors per Thousand	0.00000000	0.00000000	0.00000000	0.00000000
A-2	60935FAQ3	6.20000%	19,745,000.00	0.00	0.00	0.00	0.00	0.00	0.00
Factors per Thousand	0.00000000	0.00000000	0.00000000	0.00000000
A-3	60935FAR1	6.21500%	29,277,000.00	0.00	0.00	0.00	0.00	0.00	0.00
Factors per Thousand	0.00000000	0.00000000	0.00000000	0.00000000
A-4	60935FAS9	6.51500%	23,496,000.00	0.00	0.00	0.00	0.00	0.00	0.00
Factors per Thousand	0.00000000	0.00000000	0.00000000	0.00000000
A-5	60935FAT7	7.17000%	17,989,000.00	0.00	0.00	0.00	0.00	0.00	0.00
Factors per Thousand	0.00000000	0.00000000	0.00000000	0.00000000
M-1	60935FAU4	7.27000%	22,500,000.00	11,010,872.28	66,707.53	1,546,602.42	0.00	1,613,309.95	9,464,269.86
Factors per Thousand	2.96477911	68.73788533	71.70266444	420.63421600
M-2	60935FAV2	7.49500%	19,000,000.00	10,592,695.74	66,160.21	0.00	0.00	66,160.21	10,592,695.74
Factors per Thousand	3.48211632	0.00000000	3.48211632	557.51030211
B	60935FAW0	8.40000%	13,500,000.00	7,526,389.08	52,684.72	0.00	0.00	52,684.72	7,526,389.08
Factors per Thousand	3.90257185	0.00000000	3.90257185	557.51030222
Pool I	200,000,000.00	29,129,957.10	185,552.46	1,546,602.42	0.00	1,732,154.88	27,583,354.68
Totals	0.92776230	7.73301210	8.66077440	137.91677340

GP	n/a	0.00000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Factors per Thousand

Totals	200,000,000.00	29,129,957.10	185,552.46	1,546,602.42	0.00	1,732,154.88	27,583,354.68

The Bank of New York
Structured Finance Services	Carol Frank
101 Barclay Street, 8W	212-815-6093
New York, New York 10286	cafrank@bankofny.com

The Money Store Residential Loan Notes	Record Date: 05/31/03
Series 1998-I	Determination Date: 06/11/03
Statement To Certificateholder	Distribution Date: 06/16/03
A

Certificate Information

	Current Interest	Carry Forward
	Requirement	Amount

A-1	0.00	0.00
A-2	0.00	0.00
A-3	0.00	0.00
A-4	0.00	0.00
A-5	0.00	0.00
B	52,684.72	0.00
M-1	66,707.53	0.00
M-2	66,160.21	0.00

	Applied Realized	Unpaid Realized	Interest Shortfall
	Loss Amount	Loss Amount	Carryforward Amount

A	0.00	0.00	0.00
B	0.00	0.00	0.00
M	0.00	0.00	0.00

The Bank of New York
Structured Finance Services	Carol Frank
101 Barclay Street, 8W	212-815-6093
New York, New York 10286	cafrank@bankofny.com

The Money Store Residential Loan Notes	Record Date: 05/31/03
Series 1998-I	Determination Date: 06/11/03
Statement To Certificateholder	Distribution Date: 06/16/03
A

Schedule of Remittance

Aggregate Amount Received	1,882,973.78

Monthly Advance (incl. Comp Int.)	14,430.28
Capitalized Interest Account Transfer	0.00
Pre-funding Account Transfer	0.00
Amount Withdrawn from the Certificate Account	0.00
(Unreimbursed Monthly Advance)	0.00
(Servicer Fee)	(7,041.66)
(Contingency Fee)	(7,041.65)
(Late Charges)	(4,486.95)
(Escrow)	(9,701.34)

(13,841.32)

Available Remittance Amount	1,869,132.46

Fees

Contingency Fee	7,041.65
Expense Account	971.00
FHA Premium Amount	996.59
Servicer Fee	7,041.66

Prior Three Months Weighted Average Mortgage Interest Rates

3/03	4/03	5/03

13.748%	13.769%	13.778%

EXHIBIT O

Outstanding Balance	33,604,465.94
# Accounts	1,707

Delinquent Infor.	# Loans	Amount	Percentage

Delinquent 1-29 Days	255	4,576,133.67	13.62%
Delinquent 30-59 Days	60	997,179.22	2.97%
Delinquent 60-89 Days	18	318,362.14	0.95%
Delinquent 90 and over	21	473,009.59	1.41%
Loans in Foreclosure	11	328,596.58	0.98%
REO Property	0	0.00	0.00%

Totals	365	6,693,281.20	19.92%

The Bank of New York
Structured Finance Services	Carol Frank
101 Barclay Street, 8W	212-815-6093
New York, New York 10286	cafrank@bankofny.com

The Money Store Residential Loan Notes	Record Date: 05/31/03
Series 1998-I	Determination Date: 06/11/03
Statement To Certificateholder	Distribution Date: 06/16/03
A

Collateral Information

Accelerated Principal Distribution	66,713.70
Adjusted Mortgage Interest Rate	12.238
Aggregate Beginning Principal Balance of Loans	35,151,068.36
Aggregate Ending Principal Balance of Loans	33,604,465.94
Amt. Reimb. to Servicer/Cert. Insurer from FHA Acct.	996.59
Available Maximum Subordination Amount	7,604,173.00
Compensating Interest	54.60
Curtailments	36,813.62
Excess and Monthly Payments	124,019.86
FHA Claims Filed	0.00
FHA Claims Paid	0.00
FHA Claims Pending	14,509.20
FHA Payments Denied	0.00
FHA and Related Payments Received	0.00
GP Remittance Amount Payable	0.00
Interest Received	388,599.60
Payments and Reimbursements to the Servicers pursuant to:
section 4.04 (b)	0.00
section 4.04 (c)	0.00
section 4.04 (d)ii	0.00
section 4.04 (e)	0.00
section 4.04 (f)I	14,083.31
Payment of Certificate Remittance Amount (Owner Trustee)	135,009.98

	Principal Prepayments (Number / Amount)	55	1,289,943.72
	Realized Losses (Current / Cumulative)	95,825.22	30,298,108.55
	Reimbursable Amount		0.00
	Reserve Amount		0.00
	Specified Subordinated Amount		6,021,111.26
	Spread Amount		6,021,111.26
	WAC		13.778%
	WAM		168.700
	Weighted Average Adjusted Mortgage Loan Remittance Rate for class AF-1, AF-2, AF-3, AF-4, AF-5, B, M-1 & M-2		7.705%
	Trigger Event Calculation
1.	(i) Exceeds 50% of (ii)	No
	(i) Sixty-day Delinquency Ratio		3.33%
	(ii) Senior Enhancement Percentage		100.00%
	2. Both(a) and (b) occur	Yes
	(a) Either (x) or (y) occur		Yes
	(x) The Wtd Avg 5 Mth 60-Day Delinq. Ratio does exceed 9% or		3.45%
	(y) The Cumulative Realized Losses exceeds $28,200,000		30,298,108.55
	and (b) either (x) or (y)		Yes
	(x) The Wtd Avg 5 Mth 60-Day Delinq. Ratio exceeds 15% or		3.45%
	(y) The Cumulative Realized Losses exceed $9,400,000		30,298,108.55
	If 1) or 2) is “YES” then trigger event is in effect	Yes

The Bank of New York
Structured Finance Services	Carol Frank
101 Barclay Street, 8W	212-815-6093
New York, New York 10286	cafrank@bankofny.com